Exhibit 99.B(g)(i)(B)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of December 7, 2017 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Arabesque Systematic International Fund (effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Gotham Absolute 500 Core Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham Hedged Core Fund

Gotham Index Plus All-Cap Fund (effective on or about December 29, 2017)

Gotham Hedged Plus Fund

Gotham Index Core Fund

Gotham Index Plus Fund

Gotham Master Long Fund

Gotham Master Neutral Fund

Gotham Institutional Value Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Insight Investment Grade Bond Fund

Lateef Focused Growth Fund (formerly, Lateef Fund)

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/Dorothy R. McKeown
Name:	Dorothy R. McKeown
Title:	Managing Director
Date:	1/4/18

FUNDVANTAGE TRUST

By:	/s/Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	12/29/2017